                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 8, 1994
                                                -------------------
First Chicago Corporation
- ---------------------------------------------------------------------------
(Exact name of registrant as specified in its charter)

Delaware                           1-6052                36-2669970
- ---------------------------------------------------------------------------
(State or other jurisdiction     (Commission             (IRS Employer
    of incorporation)            File Number)          Identification No.)

One First National Plaza, Chicago, IL                         60670
- ---------------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code  312-732-4000
                                                  -----------------

Item 5. Other Events
- ------

The Registrant hereby incorporates by reference the information contained in Attachment A hereto in response to this Item 5.









Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           First Chicago Corporation
                           -------------------------
                           (REGISTRANT)




Date: April 8, 1994   By:  /s/ Robert A. Rosholt
      -------------        -------------------------------
                           Title: Executive Vice President
                                  and Chief Financial
                                     Officer

                                                                    Attachment A

     CHICAGO, April 8, 1994 -- During First Chicago Corporation's annual meeting of stockholders, Chairman Richard L. Thomas made the following observations regarding first quarter results:
     "First, we will report a good quarter with earnings above the fourth quarter of last year and at or somewhat above the strong first quarter a year ago -- although the mix will be different than we had anticipated.
     "Second, most of our major businesses performed well during the quarter, continuing the trends that we established in 1993.
     "Third, credit quality improved further. Fourth, the previously reported $45 million gain in our venture capital portfolio involving NEXTEL Communications, combined with gains from the sale of other equities, was more than sufficient to offset very negative trading results. Our trading difficulties were concentrated in the emerging markets sector in March, and we believe that most other firms active in this arena had similar problems given the recent turbulence in global markets."
     First Chicago Corporation will release its first quarter earnings on Wednesday, April 13.